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                                                                       Exhibit 6


                         WESTERN WIRELESS CORPORATION
                           FORM OF LOCK-UP AGREEMENT

                                 March 4, 1996


Goldman, Sachs & Co.,
Donaldson, Lufkin & Jenrette Securities Corporation,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Salomon Brothers Inc,
    As Representatives of the Several Underwriters
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

          The undersigned understands that Western Wireless Corporation (the "Company") intends to file a Registration Statement (the "Registration Statement") with the Securities and Exchange Commission relating to the initial public offering of shares of common stock of the Company (the "Public Offering"). The undersigned further understands that you, as Representatives of the several underwriters (the "U.S. Underwriters"), propose to enter into an Underwriting Agreement with the Company and (to the extent shares by such persons may be included) with certain Selling Stockholders (as defined in the Underwriting Agreement), providing for the Public Offering by the several underwriters, including yourselves.

          In consideration of the agreement of the U.S. Underwriters and the underwriters of the concurrent international offering, to make the Public Offering and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, during the period beginning from the date of the Underwriting Agreement and continuing to and including the date 180 days after the date of the Prospectus (as defined in the Underwriting Agreement), agrees not to offer, sell, contract to sell or otherwise dispose of any securities of the Company, including those that are substantially similar to the shares of common stock of the Company, any securities of the Company that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, owned directly by the undersigned or with respect to which the undersigned has the power of disposition, except as provided under the Underwriting Agreement and the International Underwriting Agreement or (i) as a gift or gifts, provided the donee or donees thereof agree to be bound by this restriction, or (ii) with the prior written consent of the Representatives. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of shares of common stock of the Company held by the undersigned except in compliance with this Agreement.


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          This lock-up agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

                              Very truly yours,


                              _____________________________
                                       (Signature)


                              _____________________________
                              (Name - Please Print or Type)


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